MAN SHING AGRICULTURAL HOLDINGS, INC.
Pro Forma Condensed
Combined Financial Statements

For the years ended June 30, 2009 and 2008

MAN SHING AGRICULTURAL HOLDINGS, INC.
Pro Forma Condensed Combined Financial Statements
For the years ended June 30, 2009 and 2008

Index to Pro Forma Condensed Combined Financial Statements

Pages

Introduction to Pro Forma Condensed Combined Financial Statements	1

Unaudited Pro Forma Condensed Combined Balance Sheet	2

Unaudited Pro Forma Condensed Combined Statement of Operations	3 - 5

Notes to Pro Forma Condensed Combined Financial Statements	6

MAN SHING AGRICULTURAL HOLDINGS, INC.
Introduction to Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the merger of Hero Capital Profits Limited (“HCP”) and Weifang Xinsheng Food Co., Ltd., (“Xinsheng”) by Man Shing Agricultural Holdings, Inc. (“MSAH”) (the “Transaction”) on the historical financial position and results of operations of MSAH.

The pro forma balance sheet as of June 30, 2009 is based on the unaudited balance sheet of MSAH, and the audited consolidated balance sheet of HCP as of June 30, 2009.  The pro forma statements of operations for the years ended June 30, 2009 and 2008, respectively, are based on the unaudited statements of operations of MSAH for the years ended June 30, 2009 and 2008, respectively, and the audited consolidated statements of operations of HCP for the years ended June 30, 2009 and 2008, respectively.

The unaudited pro forma condensed combined statements of operations for the years ended June 30, 2009 and 2008 assume that the Transaction was consummated on July 1, 2007. The unaudited pro forma condensed combined balance sheet as of June 30, 2009 assumes the Transaction was consummated on that date.

The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what the financial position or results of operations of MSAH would have been had the Transaction occurred as of the dates indicated, nor is it indicative of the future financial position or results of operations for any period of MSAH.

The pro forma adjustments are based upon available information and certain assumptions that the management of MSAH believes are reasonable under the circumstances.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of MSAH and HCP.

MAN SHING AGRICULTURAL HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2009
(Stated in US Dollars)

	MSAH	HCP / Xinsheng (Consolidated)				Pro forma
	As of	As of	Pro forma			combined
	June 30, 2009	June 30, 2009	adjustment			total

ASSETS

Current assets:
Cash and cash equivalents	$4,045	$86,408	(4,045)		D	$86,408
Accounts receivable, trade	2,932	2,479,117	(2,931)		D	2,479,118
Inventories	-	730,065				730,065
Prepayment	-	1,437,450				1,437,450
Due from affiliate	29,024	-	(29,024)		D	-

Total current assets	36,001	4,733,040				4,733,041

Non-current assets:
Property, plant and equipment	275,000	631,362	(275,000)		D	631,362
Accumulated depreciation	(6,791)	(89,706)	6,791		D	(89,706)

Total fixed assets	268,209	541,656				541,656

TOTAL ASSETS	$304,210	$5,274,696				$5,274,697

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term borrowins	$-	$73,186				$73,186
Accounts payable	8,876	346,482	(8,876)		D	346,482
Other payables and accrued liabilities	3,886	460,048	(3,886)		D	460,048
Received in advance	-	128,355				128,355
Taxes payable	-	57,272				57,272
Due to shareholders	-	100,304				100,304
Current portion of mortgage payables	3,526	-	(3,526)		D	-

Total current liabilities	16,288	1,165,647				1,165,647

Long-term liabilities
Long-term mortgage payable	242,457	-	(242,457)		D	-

Total liabilities	258,745	1,165,647				1,165,647

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ (DEFICIT) EQUITY

Preferred stock, $.001 par, 25,000,000 shares authorized, 3,700,000 shares issued and outstanding at June 30, 2009	3,700	-				3,700
Common stock, $.001 par, 175,000,000 shares authorized, 201,962 shares issued and outstanding at June 30, 2009 and 33,001,962 subsequent to	20,196		12,806	B, C		33,002
Additional paid in capital	611,643	1	(648,344)	A, B, C, D		(36,700)
Statutory reserves	-	249,362				249,362
Accumulated other comprehensive income	-	133,433				133,433
(Accumulated deficit) retained earnings	(590,074)	3,726,253	590,074		A	3,726,253

Total stockholders’ (deficit) equity	45,465	4,109,049				4,109,050

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$304,210	$5,274,696				$5,274,697

MAN SHING AGRICULTURAL HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended June 30, 2009
(Stated in US Dollars)

	MSAH	HCP / Xinsheng (Consolidated)	Pro forma		Pro forma
	Year ended	Year ended	adjustment		combined
	June 30, 2009	June 30, 2009			total

Revenues, net	$46,816	$11,404,328	(46,816)	E	$11,404,328
Cost of revenue	-	7,998,950			7,998,950

Gross profit	46,816	3,405,378			3,405,378

Operating expenses
Sales and marketing	148,376	441,556	(148,376)	E	441,556
General and administrative	47,878	259,800			307,678
Stock issued for services	432,717	-			432,717

Total operating expenses	628,971	701,356			1,181,951

Income from operaions	(582,155)	2,704,022			2,223,427

Other income (expenses)
Interest (expense)	(13,122)	-			(13,122)
Gain on sale of property	25,974	-			25,974
Non-operating income (expenses)	-	40,478			40,478

(Loss) income before income taxes	(569,303)	2,744,500			2,276,757

Income tax expense	-	-			-

Net (loss) income	$(569,303)	$2,744,500			$2,276,757

Pro forma income per share	N/A	N/A			$0.07

Number of Shares Affected by the Transaction	N/A	N/A		F	32,800,000

MAN SHING AGRICULTURAL HOLDINGS, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended June 30, 2008
(Stated in US Dollars)

	MSAH	HCP / Xinsheng (Consolidated)	Pro forma		Pro forma
	Year ended	Year ended	adjustment		combined
	June 30, 2008	June 30, 2008			total

Revenues, net	$53,332	$3,002,468	(53,332)	E	$3,002,468
Cost of revenue	-	2,331,487			2,331,487

Gross profit	53,332	670,981			670,981

Operating expenses
Sales and marketing	15,329	111,407	(15,329)	E	111,407
General and administrative	36,339	72,827			109,166

Total operating expenses	51,668	184,234			220,573

Income from operaions	1,664	486,747			450,408

Other income (expenses)
Interest (expense)	(14,002)	-			(14,002)
Non-operating income (expenses)	-	32,936			32,936

(Loss) income before income taxes	(12,338)	519,683			469,342

Income tax expense	-	-			-

Net (loss) income	$(12,338)	$519,683			$469,342

Pro forma income per share	N/A	N/A			$0.01

Number of Shares Affected by the Transaction	N/A	N/A		F	32,800,000

MAN SHING AGRICULTURAL HOLDINGS, INC.
Notes to Pro Forma Condensed Combined Financial Statements

A = On August 20, 2009, MSAH entered into a Plan of Exchange with HCP and filed an 8-K. The HCP stockholders acquired the majority of the outstanding common stock of MSAH. The transaction is accounted for as a reverse purchase acquisition/
merger wherein HCP is the accounting acquirer and MSAH is the legal acquirer. Accordingly, the accounting acquirer records the assets purchased and liabilities assumed as part of the merger and the entire stockholders equity section of the legal acquirer is eliminated with negative book value acquired offset against the paid in capital of the accounting acquirer.

B = To subsequently record 32,800,000 new common shares issued to HCP shareholders per 8-K above.
C = Reflect the 100:1 reverse stock split effective on August 20, 2009.
D = Eliminate MSAH assets and liabilities due to recapitalization.
E = Eliminate revenues and costs in connection with MSAH revenue-producing activity.
F = The denominator in computing pro forma earnings per shares is 32,800,000 shares, representing outstanding shares affected by the transaction per 8-K above.